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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 17, 1999
                             (September 10, 1999)

                           AMERICAN TOWER CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                       001-14195           65-0723837
------------------------------   -----------        ------------------
(State or Other Jurisdiction     (Commission        (IRS Employer
      of Incorporation)          File Number)       Identification No.)



              116 Huntington Avenue
              Boston, Massachusetts                         02116
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices)      (Zip Code)





                                (617) 375-7500
        ---------------------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

  On September 10, 1999, American Tower Corporation, a Delaware Corporation
(the Company or ATC) entered into a purchase and sale agreement with AT&T Corp., a New York Corporation (AT&T), to acquire approximately 1,942 microwave towers and American Tower, L.P., a subsidiary of ATC and a Delaware limited partnership, will enter into at closing an agreement to build 1,000 new wireless communications sites for AT&T Wireless Services (AT&T Wireless). The aggregate cash consideration is approximately $260.0 million.

  The AT&T tower portfolio spans 47 states. The majority of the towers are lattice structures, which, because of their typically large surface areas and height (up to 471 feet), will provide substantial leasing capacity, with limited capital expenditures. More than 40 percent of the towers are located in heavily populated areas, and a majority of the portfolio brings ownership of the land upon which the towers reside.

  The 1,000 new sites to be developed in conjunction with the build-to-suit agreement will be completed as part of AT&T Wireless's expansion plans over the next five years. Under the agreement, AT&T Wireless and ATC will work together on the site selection process. AT&T Wireless will be provided a 10-year initial lease term and three 5-year renewal terms. Additionally, AT&T Wireless will provide ATC with a right of first refusal to perform all installation services, at market rates, on all of the build-to-suit facilities.

  The transaction is expected to close incrementally beginning in the fourth quarter of this year or the first quarter of 2000.

   For more information, see the ATC press release, dated September 13, 1999, which is attached herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     Exhibit 10.1  - Purchase and Sale Agreement, dated as of September 10,
                     1999, by and among American Tower Corporation, a Delaware corporation, and AT&T Corp., a New York corporation.

     Exhibit 99.1 -  Press Release, dated as of September 13, 1999.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER CORPORATION
                             (Registrant)





Date: September 17, 1999
                                By:  /s/ Justin D. Benincasa
                                    --------------------------------------------
                                Name: Justin D. Benincasa
                                Title: Vice President and Corporate Controller